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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Entrust, Inc. (formerly Entrust Technologies Inc.) on Form S-8 of our report dated February 2, 2001, appearing in the Annual Report on Form 10-K of Entrust Technologies Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP


Dallas, Texas
June 13, 2001